EXHIBIT 10.62

SECOND AMENDMENT TO OPERATING AGREEMENT OF

COMSTOCK INVESTORS X, L.C.

THIS SECOND AMENDMENT TO OPERATING AGREEMENT OF COMSTOCK INVESTORS X, L.C. (this “Amendment”) is made effective this              day of September, 2017, by COMSTOCK HOLDING COMPANIES, INC. (“CHCI”), as the Class A Member and Manager, and Comstock Development Services, LC (“CDS”), as the Class B Member (or “Priority Member”).

W I T N E S S E T H

RECITALS:

R-1.    CHCI and CDS entered into that certain Operating Agreement (“Operating Agreement”) for Comstock Investors X, L.C. (“Company”) dated August 15, 2016, as amended by the First Amendment to Operating Agreement of Comstock Investors X, L.C.;

R-2.    The parties desire to amend certain portions of the Operating Agreement in accordance with the provisions herein.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

1.    Incorporation of Recitals and Exhibits. The Recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.

2.    Defined Terms. The following definitions shall be amended or included as new definitions in Article I, Section 1.1 of the Operating Agreement:

“New Projects” shall mean Marwood East, consisting of real property originally approved for the development of up to 35 single family residential units located in Loudoun County, Virginia and Richmond Station, consisting of real property approved for the development of up to 54, sixteen foot wide townhome condominium lots and units, 104, twenty two foot wide townhome lots and up to eight retail or commercial units located in Manassas, Virginia.

“Project(s)” shall mean the residential real estate construction projects commonly known as: (i) Totten Mews, consisting of real property approved for construction of 35 single family attached residential townhouse units and five affordable dwelling units located on Sixth Street in Washington DC, NE; (ii) the Towns at 1333, consisting of real property approved for construction of 18 single family attached residential townhouse units located on Powhatan Street in Alexandria, Virginia; and (iii) the New Projects, or any other residential project as may be approved by the Requisite Members in their sole and absolute discretion.

“Project Entity” shall mean each of Powhatan, Sixth Street, Stone Ridge I, Stone Ridge II, and Richmond Station.

“Richmond Station” shall mean Richmond Station Ventures, L.C.

“Stone Ridge I” shall mean Comstock Stone Ridge, L.C.

“Stone Ridge II” shall mean Comstock Stone Ridge II, L.C.

“Total Capital Contribution” shall mean the aggregate amount of the Capital Contributions made to the Company up to but in no event to exceed $19,500,000.

All capitalized terms used herein shall have the same meanings given to them in the Operating Agreement, unless specific definitions for such terms are set forth herein.

3.    Distributions. The following shall be inserted as the last sentence in Section 9.1 of the Operating Agreement:

Notwithstanding any other provision in this Section to the contrary, all Distributable Cash Flow of the Company from the New Projects shall be distributed as follows:

First, to the Priority Members in proportion to their respective Unpaid Priority Returns, until their respective Unpaid Priority Returns have been reduced to zero; and

Second, seventy percent (70%) to the Priority Members in proportion to their Unreturned Capital Contributions until their respective Unreturned Capital Contributions have been reduced to zero and thirty percent (30%) to the holders of Class A Units.

4.    Representations of Comstock. Paragraph 14.3(a) of the Agreement shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

Comstock has or will contribute to the Company 100% of the membership interests in the Project Entities and the Project Entities shall own the Projects.

5.    Exhibit A-2. Exhibit A-2 of the Operating Agreement shall be deleted in its entirety and replaced with the revised Exhibit A-2 attached hereto and incorporated herein.

6.    Recycled Capital: The Priority Member, in its sole and absolute discretion, is permitted, but is not required, to recycle Distributable Cash Flow back into the Company for the purposes of investment in any of the Projects from time to time.

7.    Warrant Coverage. In conjunction with the Class B Member’s additional Capital Contribution of Five Million Dollars ($5,000,000), CHCI shall cause to be issued to the Class B Member a warrant agreement to purchase 50,000 shares of CHCI’s Class A common stock.

8.    Ratified and Confirmed. The Operating Agreement, as amended by this Amendment, is hereby ratified and confirmed. To the extent of any inconsistency between this Amendment and the Operating Agreement, this Amendment will govern.

9.    Governing Law. This Amendment shall be governed and construed in conformity with the laws of the Commonwealth of Virginia.

10.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal as of the date above written.

CHCI:
WITNESS:	Comstock Holding Companies, Inc.

By:
Name:	Christopher Conover, Chief Financial Officer

WITNESS:	Comstock Development Services, LC

By:
Name:	Christopher Clemente, Manager

EXHIBIT A-2

TO THE OPERATING AGREEMENT OF COMSTOCK INVESTORS X, L.C.

Total Class B Units ($50,000 per Unit)

Capital Contribution	Class B Percentage Interest	Class B Units